Exhibit 99.3

Internal Message

Message from Mike Ranger, President and CEO

Team:

Last October I wrote to inform you of some significant developments within our company. At that time, I announced the initiation of a strategic review of Covanta’s operations in an effort to unlock the inherent value in our assets. Today I write to you with an update of the outcome of that work and the exciting announcement that Covanta has entered into an agreement to be acquired by EQT, a leading, purpose-driven global private equity organization for $20.25 per share.

Who is EQT?

Founded in 1994 and based in Sweden, EQT specialize in creating value in organizations where it sees opportunity and unrealized potential. EQT was an early champion of sustainability, viewing environmental, social and corporate governance as bellwethers of future success and placing a premium on companies with a reputation for environmental stewardship—companies like Covanta. EQT has deep experience in the waste industry and was attracted to Covanta’s leadership position in the North American waste-to-energy market, most notably, our strong asset base, resilient business model and the deep expertise of our people. EQT is one of the largest and most well-regarded private investment firms in the world, with a track record of building strong companies. The firm is a purpose-driven global organization with nearly three decades of consistent and strong performance across multiple geographies, sectors, and strategies – particularly infrastructure. EQT currently has more than $67 billion USD in assets under management across 26 active funds. EQT is very excited to partner with Covanta and sees a bright future for all of us, and has the financial resources to help our company realize its full potential.

As a responsible investor, EQT always seeks to make a positive social and environmental impact through its investments. The firm is uniquely focused on future-proofing companies to make them sustainable, prosperous, and relevant for the long term – for the benefit of all stakeholders. In recent years, EQT has made numerous investments in exceptional platforms that are contributing to the energy transition and circular economies.

What’s next?

The acquisition is expected to close during the fourth quarter of this year. Until then, it’s business as usual. In fact, it’s critical for you to focus on your day-to-day responsibilities to ensure our continued ability to provide our communities, customers and other stakeholders with the essential services they have come to rely on us for. In terms of immediate next steps, since Covanta is a public entity, the transaction must be approved by our shareholders, and is also subject to customary regulatory approvals. After the acquisition is completed, Covanta will become a private portfolio company of EQT.

Keeping You Informed

I know today’s announcement will generate lots of questions. To assist in answering them I have attached a set of FAQs. An all hands call is planned for 10 a.m. (ET), details of which will be forthcoming. In the meantime, should you have any additional questions, please speak with your supervisor.

This is an exciting day in Covanta’s history and the next logical evolution for the company, allowing us to go places we otherwise would not be able to. You should feel a sense of pride and satisfaction in seeing your hard work and dedication pay off in such a positive manner. EQT’s support enables our continued ability to compete effectively and profitably in the global marketplace while realizing our vision of building a sustainable future for all employees and stakeholders.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Forward-looking statements are those that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance or actual results. Developments and business decisions may differ from those envisaged by our forward-looking statements. Forward-looking statements, including, without limitation, statements with respect to the consummation of the transaction with EQT, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation (“Covanta”), its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, in particular, the announced business combination with EQT depends on the satisfaction of the closing conditions to the business combination, and there can be no assurance as to whether or when the business combination will be consummated. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company’s 2020 Annual Report on Form 10-K as well as Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q for the period ended March 31, 2021.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Covanta and affiliates of EQT Infrastructure. In connection with the proposed merger, Covanta intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Covanta with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Covanta’s other filings with the SEC, may also be obtained from the respective companies. Free copies of documents filed with the SEC by Covanta will be made available free of charge on Covanta’s investor relations website at https://investors.covanta.com/.

Participants in the Solicitation

Covanta and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Covanta’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Covanta is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.